Exhibit 4.3

AMENDMENT NO. 1

TO THE

SHAREHOLDERS’ AGREEMENT

OF

TELEGLOBE INTERNATIONAL HOLDINGS LTD

AMENDMENT No. 1, dated as of March 26, 2004, TO THE SHAREHOLDERS’ AGREEMENT OF TELEGLOBE INTERNATIONAL HOLDINGS LTD, a Bermuda company (the “Company”), dated as of October 1, 2003 (the “Agreement”), by and among the Company and TLGB Acquisition LLC, a limited liability company formed under the laws of the State of Delaware (“TLGB”), Gemini Trust, The Willett Trust, Serge Fortin, Daniel Bergeron, Henri Alexandre, Michel Guyot and Jean-Pierre Gratton (together with TLGB, the “Shareholders”).

WHEREAS, the Company and the Shareholders wish to amend the Agreement to the extent provided herein in order to clarify the intent of the parties contained therein.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Amendment to Definition of Initial Public Offering. The definition of “Initial Public Offering” in the Agreement is hereby amended and restated in its entirety to read as follows:

“Initial Public Offering” shall mean the first public offering of any class of equity securities of the Company pursuant to a registration statement filed with and declared effective by the SEC, other than a registration relating solely to employee benefit plans on Forms F-1, S-1, F-8 or S-8 (or any similar forms) or any successor forms which may be promulgated in the future, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction on Forms F-4 or S-4 (or any similar forms) or any successor forms which may be promulgated in the future.

2.             Amendment to Section 2.2(a)(i). Section 2.2(a)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Right to Include Registrable Securities.  If the Company at any time or from time to time after an Initial Public Offering proposes to register any of its securities under the Securities Act (other than in a registration on Forms F-4, S-4, F-8 or S-8 (or any similar form) or any successor form to such forms promulgated in the future and other than pursuant to Section 2.1 or 2.3) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least 45 days prior to such proposed registration) to all Holders of Registrable Securities of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders’ right to participate in such registration under this Section 2.2 as hereinafter provided.  Subject to the other provisions of this Section 2.2(a) and Section 2.2(b), upon the written request of any Holder made within 30 days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (an “Incidental Registration”), to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4.  If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Holder.  The Holders requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.”

3.             Amendment to Section 3.1. Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Restrictions on Sale by Holders of Registrable Securities .  Each Holder of Registrable Securities agrees, by acquisition of such Registrable Securities, if timely requested in writing by the sole or lead managing Underwriter, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, of any of the Company’s equity securities (or any security convertible into or exchangeable or exercisable for any of the Company’s equity securities) during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days or, in the case of an Initial Public Offering, 180 days beginning on the effective date of the applicable registration statement (except as part of such underwritten registration or pursuant to registrations on Forms F-4, S-4, F-8 or S-8 (or any similar form) or any successor form to such forms promulgated in the future), unless the sole or lead managing Underwriter in such Underwritten Offering otherwise agrees; provided, however, that to the extent the Company or the sole lead managing Underwriter releases any other Person from the foregoing or equivalent restrictions in whole or in part it shall, on the same day, notify the Holders of such release and such parties shall automatically be released to the same extent.”

4.             Amendment to Section 3.2. Section 3.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Restrictions on Sale by the Company and Others .  The Company agrees that if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of any of the Company’s equity securities (or any security convertible into or exchangeable or exercisable for any of the Company’s equity securities) during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days or, in the case of an Initial Public Offering, 180 days, beginning on the effective date of the applicable registration statement (except as part of such underwritten registration or pursuant to registrations on Forms F-4, S-4, F-8 or S-8 (or any similar form) or any successor form to such forms promulgated in the future), unless the sole or lead managing Underwriter in such Underwritten Offering otherwise agrees.”

5.             Miscellaneous.

(a)           This Amendment shall become effective when executed and delivered by the Company, TLGB and the Majority Other Shareholders (as defined in the Agreement).

(b)           Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

(c)           This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

THE COMPANY:

TELEGLOBE INTERNATIONAL HOLDINGS LTD

By:	/s/ Lenard Tessler
Name: Lenard Tessler
Title: Chairman

SHAREHOLDERS:

TLGB ACQUISITION LLC

By: TELEGLOBE HOLDINGS LLC,
its Managing Member

By: CERBERUS PARTNERS, L.P.,
its Managing Member

By: Cerberus Associates, L.L.C.,
its General Partner

	By:	/s/ Seth P. Plattus
Name: Seth P. Plattus
Title: Managing Director

GEMINI TRUST

By: ROYAL BANK OF CANADA
TRUST COMPANY (BAHAMAS) LIMITED, as Trustee

	By:	/s/ Barbara Carroll
Name: Barbara Carroll
Title: Senior Trust Officer

	By:	/s/ Daphne Moss
Name: Daphne Moss
Title: Senior Trust Officer

THE WILLETT TRUST

By: Richard David Willett, Sr., as Trustee

/s/ Richard David Willett, Sr.
Richard David Willett, Sr.

/s/ Serge Fortin
Serge Fortin

/s/ Daniel Bergeron
Daniel Bergeron

/s/ Henri Alexandre
Henri Alexandre

/s/ Michel Guyot
Michel Guyot

/s/ Jean-Pierre Gratton
Jean-Pierre Gratton